Exhibit 10.13

ASSIGNMENT OF DEBT

KNOW ALL MEN BY THESE PRESENTS THAT Clark Wilson, Barristers & Solicitors (the "Firm"), for good and valuable consideration (the receipt and sufficiency of which is acknowledged), does hereby sell, assign and transfer to 310047 B.C. Ltd. all present and future right, title and interest which the Firm has and/or will have in and to the indebtedness of Ocean Ventures Inc. ("OCV"), namely, the sum of $25,804.12 (the "Debt") which is due, owing and payable by OCV to the Firm.

In connection with the above assignment the Firm represents and warrants to 310047 B.C. Ltd. that:

(a) the Firm has full right, title and interest in and to the Debt;

(b) the present amount of the Debt is $25,804.12 and is due and owing by OCV to the Firm and represents a bona fide obligation of OCV; and

(c) the Debt represents the total outstanding indebtedness of OCV as of May 31, 2004.

Delivery of a copy of this Assignment to OCV shall constitute irrevocable notice and instruction by the Firm to OCV to recognize 310047 B.C. Ltd. as the person to whom the Debt is now payable.

DATED at Vancouver, British Columbia, this 22nd day of June, 2004.

CLARK, WILSON

Per: /s/ William D. Holder
 Name: William D. Holder

Acknowledged and Agreed to this 22nd day of June, 2004.

OCEAN VENTURES INC.

Per: /s/ Raymond Mol
Authorized Signatory